                                                                   EXHIBIT 10.21

                             RESTRICTED STOCK AWARD
                                  (ADDITIONAL)

RESTRICTED STOCK AWARD AGREEMENT ("Agreement") dated as of January 9, 2003, between MIDAS, INC., a Delaware corporation (the "Corporation"), and ALAN D. FELDMAN, President and Chief Executive Officer of the Corporation (the "Holder").

          WHEREAS, the Corporation desires, by granting to the Holder certain restricted shares of the Corporation's Common Stock as hereinafter provided, to provide an inducement to the Holder to accept employment with the Corporation, not as part of the Corporation's Stock Incentive Plan (the "Plan"), as adopted by the Board of Directors of the Corporation (the "Board") on November 21, 1997, and approved by its shareholders, but nevertheless in accordance with the same terms and provisions of the Plan, which is hereby incorporated by reference; and

          WHEREAS, the Board has duly made all determinations necessary or appropriate to the grant hereof.

          NOW, THEREFORE, in consideration of the foregoing and the Holder's acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:

          1. The Corporation hereby grants to the Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, ONE HUNDRED FIFTY THOUSAND (150,000) shares of Common Stock of the Corporation (the "Restricted Stock Award") on the terms and conditions herein set forth.

          2. The certificates representing the shares of Common Stock granted to the Holder shall be registered in the name of the Holder and retained in the custody of the Corporation until such time as they are delivered to the Holder or forfeited to the Corporation in accordance with the terms hereof (the "Restriction Period"). During the Restriction Period, the Holder will be entitled to vote such shares and to receive dividends paid on such shares (less any amounts, if any, which the Corporation is required to withhold for taxes).

          3. If the Holder shall have been continuously in the employment of the Corporation or one of its subsidiaries for a period of five (5) years from the date of grant of this Restricted Stock Award, the Corporation shall deliver to the Holder on or about the fifth (5th) anniversary thereof one or more certificates, registered in the name of the Holder and free of restrictions hereunder (except as provided in paragraph 7 below), representing all of the shares granted to the Holder pursuant to this Agreement. In addition, on each anniversary of the effective date of this Restricted Stock Award (beginning with the first anniversary thereof), the Board may in its discretion, but shall not be required to, accelerate vesting with respect to up to fifty thousand (50,000) shares of the Common Stock granted to the Holder hereunder if, on such anniversary date, the cumulative total shareholder return on the Corporation's Common Stock during the immediately preceding twelve (12) month period exceeded the cumulative total shareholder return of the Standard and Poor's 500 Stock Index for the same period. No payment shall be required from the Holder in connection with any delivery to the Holder of shares hereunder, except that the Holder agrees to pay whatever income withholding tax the Corporation is obligated to collect as a part of the delivery of the shares.

          4. In the event of the termination of employment of the Holder by reason of Retirement (as defined in the Plan), death or disability, and if there then remain any undelivered shares subject to restrictions hereunder, then such restrictions shall be deemed to have lapsed and the certificates for the remaining shares shall forthwith be delivered to such retired Holder (or his beneficiary, estate or heirs).

          5. Subject to the provisions of paragraph 4 above, if the Holder ceases to be an employee of the Corporation for any reason other than an involuntary termination of employment without cause (as determined by the Board in its discretion) during the Restriction Period, then the Holder shall cease to be entitled to delivery of any of the shares covered by this Agreement which have not theretofore been delivered by the Corporation pursuant to paragraph 3 above, and all rights of the Holder in and to such undelivered shares shall be forfeited. In the event of any involuntary termination of the Holder's employment without cause (as determined by the Board in its discretion), all shares of Common Stock granted to the Holder hereunder not theretofore vested shall continue to vest in accordance with the terms of this Agreement during the two (2) year period immediately following the effective date of such termination. The Holder is contemporaneously executing the attached Power of Attorney To Transfer Stock to effectuate the forfeiture provisions contained in this Paragraph 5. Notwithstanding the forfeiture provided herein, the Board may, within 120 days after such termination of employment, in its sole discretion, determine whether such former Holder shall receive all or any part of the undelivered shares granted pursuant to this Agreement and whether to impose any conditions in connection therewith. In addition, the Board shall from time to time determine in its sole discretion whether any period of non-active employment, including authorized leaves of absence, or absence by reason of military or governmental service, shall constitute termination of employment for the purposes of this paragraph.

          6. The granting of this Restricted Stock Award shall not in any way prohibit or restrict the right of the Corporation to terminate the Holder's employment at any time, for any reason. Except as may otherwise be provided in Paragraph 5 above, the Holder shall have no right to any prorated portion of the shares of Common Stock otherwise deliverable to the Holder following a termination of employment (whether voluntary or involuntary) in respect of any period of employment prior to such termination.

          7. While shares of Common Stock are held in custody for the Holder pursuant to this Agreement, they may not be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Holder and shall not be subject to execution, attachment or similar process. In addition, upon the vesting of any shares of Common Stock granted to the Holder hereunder, the Holder shall be required to retain, and may not sell, transfer, pledge, exchange, hypothecate or dispose of, at least fifty percent (50%) of such vested shares for a period of at least five (5) years.

          8. This Agreement and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Holder may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

          9. In addition to amounts in respect of taxes which the Corporation shall be required by law to deduct or withhold from any dividend payments on the shares covered hereby, the Corporation may defer making any delivery of shares under this Agreement until completion of arrangements satisfactory to the Corporation for the payment of any other applicable taxes, whether through share withholding provided for by the Plan or otherwise.

          10. The Holder may elect, by written notice to the Corporation, to pay through withholding by the Corporation all or a portion of the estimated federal, state, local and other taxes arising from the vesting or distribution of shares of Common Stock pursuant to this Restricted Stock Award (a) by having the Corporation withhold shares of Common Stock or (b) by delivering previously-owned shares, in each case being such number of shares of Common Stock as shall have a fair market value equal to the amount of taxes to be withheld, rounded up to the nearest whole share.

          11. In the event of a "change in control", as that term is defined in the Plan, then the Holder shall have all the rights specified in Paragraph 10(B) of the Plan.

          12. Defined words used in this Agreement shall have the same meaning as set forth in the definitions section or elsewhere in the Plan, the terms and conditions of which shall constitute an integral part hereof.

          13. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Corporation at its principal office and to the Holder at his address as shown on the Corporation's payroll records, or to such other address as the Holder by notice to the Corporation may designate in writing from time to time.

          14. Although this Restricted Stock Award has not been granted under the Plan, all of the relevant provisions of the Plan will be deemed to be a part hereof. The Board shall have the right to resolve all questions which may arise in connection with this Restricted Stock Award. Any interpretation, determination or other action made or taken by the Board regarding the Plan or this Restricted Stock Award shall be final, binding and conclusive.

                                         MIDAS, INC.


                                         By:
                                             ---------------------------------
                                             Chairman

ACCEPTED:

Holder:


----------------------------------         --------------------------------
ALAN D. FELDMAN                                          Date

                       POWER OF ATTORNEY TO TRANSFER STOCK

          FOR VALUE RECEIVED, I, ALAN D. FELDMAN, hereby irrevocably constitute and appoint the Secretary of Midas, Inc. (the "Corporation") to be my attorney-in-fact to transfer to MIDAS, INC. 75,000 shares of the Common Stock of the Corporation granted to me as Restricted Stock, standing in my name on the books of the Corporation, and represented by Certificate No. M0316 (the "Restricted Shares") with full power of substitution in the premises;

          PROVIDED HOWEVER, that exercise of this Power of Attorney shall be expressly conditioned upon a forfeiture of the Restricted Shares pursuant to the Restricted Stock Award dated January 9, 2003. On the day the Restricted Shares are no longer restricted, this Power of Attorney shall be null and void and the original shall be delivered to me together with the Certificate to which it refers.


Dated: ___________, 2003.


                                         -------------------------------------
                                         Alan D. Feldman

In the presence of:


----------------------------------

                       POWER OF ATTORNEY TO TRANSFER STOCK

          FOR VALUE RECEIVED, I, ALAN D. FELDMAN, hereby irrevocably constitute and appoint the Secretary of Midas, Inc. (the "Corporation") to be my attorney-in-fact to transfer to MIDAS, INC. 75,000 shares of the Common Stock of the Corporation granted to me as Restricted Stock, standing in my name on the books of the Corporation, and represented by Certificate No. M0317 (the "Restricted Shares") with full power of substitution in the premises;

          PROVIDED HOWEVER, that exercise of this Power of Attorney shall be expressly conditioned upon a forfeiture of the Restricted Shares pursuant to the Restricted Stock Award dated January 9, 2003. On the day the Restricted Shares are no longer restricted, this Power of Attorney shall be null and void and the original shall be delivered to me together with the Certificate to which it refers.


Dated: ___________, 2003.


                                         -------------------------------------
                                         Alan D. Feldman

In the presence of:


----------------------------------